EXHIBIT 23.2
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           Consent of Issuer's Counsel



                             THOMAS F. PIERSON, P.C.
                         1140 Highway 287, Suite 400-274
                           Broomfield, Colorado 80020
                            Telephone: 303-404-9904;
                             Facsimile: 240-266-5659

           March 28, 2003

           We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the prospectus which is made a part of the Registration Statement.


           Very truly yours,

           LAW FIRM OF THOMAS F. PIERSON, P.C.

           /s/  Thomas F. Pierson, Esq.
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                Thomas F. Pierson, Esq.